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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF APPLEBY, SPURLING & KEMPE]

                                 April   , 1998

Tyco International Ltd.
The Gibbons Building
10 Queen Street
Suite 301
Hamilton HM11
Bermuda

    Re: Registration Statement on Form S-3

Ladies and Gentlemen:

    We have acted as Bermuda counsel to Tyco International Ltd., a Bermuda company ("Tyco"), in connection with the filing by Tyco and Tyco International Group S.A., a Luxembourg company (the "Issuer"), with the United States Securities and Exchange Commission of a Registration Statement on Form S-3, as amended (the "Registration Statement"), with respect to the Issuer's unsecured debt securities (the "Debt Securities") and the guarantees (the "Guarantees") of the Debt Securities by Tyco, to be issued from time to time pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the "Securities Act"), for an aggregate initial offering price not to exceed U.S.$3,750,000,000. The Debt Securities are to be in one or more series pursuant to an Indenture among the Issuer, Tyco (as Guarantor) and the trustee thereunder.

    This opinion is based upon and confined to the laws of Bermuda presently in force as currently applied by the Courts of Bermuda. We have made no investigation of, nor do we express any opinion as to, the laws of any jurisdiction other than Bermuda.

    In order to render this opinion, we have been supplied with and have reviewed and relied upon the following documents:

    (i) a Certificate of Compliance issued by the Registrar of Companies in
       Bermuda on April       , 1998 in respect of Tyco;

    (ii) the Certificate of Incorporation, Memorandum of Association and Bye-laws of Tyco;

    (iii) a copy of resolutions adopted by the Shareholders at a Special General Meeting of Tyco held on July 2, 1997;

    (iv) a copy of the Registration Statement, excluding the documents incorporated by reference therein;

    (v) copies of the pages of the Registration Statement as initially filed signed by all of the Directors of Tyco (the "Signature Pages");

    (vi) a copy of the resolutionS adopted by the Directors of Tyco dated , 1998 (the "Board Resolutions"); and

    (vii) a copy of the form of Indenture.

    We have also relied upon our searches of documents of public record in relation to Tyco maintained by the Registrar of Companies in Bermuda made on
April       , 1998 and of the Causes Book maintained by the Registrar of the
Supreme Court made on the same date (the "Searches"); and such other certificates, agreements, instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. We have relied, as to factual matters only, upon such certificates and the representations and warranties made in such agreements, instruments and other documents.

    We have assumed:

    (a) that there is no provision of the law, regulation or public policy of any jurisdiction, other than Bermuda, which might have a material effect on any of the opinions herein expressed;
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    (b) that all representations and statements of facts appearing in the
       Registration Statement and the Board Resolutions are true and complete in all material respects;

    (c) the genuineness of all signatures on the documents which we have examined;

    (d) the conformity to original documents of all documents produced to us as copies and the authenticity of all original documents which or copies of which have been submitted to us;

    (e) that the information disclosed by the Searches has not been materially altered and that the documents examined in connection with the Searches did not fail to disclose any material information which had been delivered for filing or registration, but was not disclosed or did not appear on the public file at the time of the Searches; and

    (f) that the Signature Pages evidence the approval of all of the Directors of Tyco of all matters relating to Tyco set out in the Registration Statement including, without limiting the generality of the foregoing, the approval of the issue, on the terms set out in the Registration Statement and the Prospectus therein, of the Guarantees.

    Unless otherwise defined herein, terms defined in the Registration Statement and the Prospectus, have the same meanings when used in this opinion.

    Based upon and subject to the foregoing, and subject to the reservations mentioned below, we are of the opinion that as at the date hereof:

    1. Tyco is a limited liability company validly organized and existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to issue the Guarantees.

    2. All necessary action required to be taken by Tyco pursuant to Bermuda law has been taken by or on behalf of Tyco for the issue by Tyco of the Guarantees.

    3. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency in Bermuda is necessary or required to be made or obtained by Tyco in connection with the issue by Tyco of the Guarantees.

    4. There are no taxes, duties, or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue by Tyco of the Guarantees.

    Our reservations are as follows:

    (1) We are admitted to practice law in the Islands of Bermuda and we express no opinion as to any law other than Bermuda law, and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.

    (2) Any reference in this opinion to Tyco being in "good standing" shall mean for the purposes of this opinion that it has been issued with a Certificate of Compliance by the Registrar of Companies as at the date hereinbefore mentioned.

    We hereby consent to the inclusion of the opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

    This opinion is to be governed by and construed in accordance with the laws of Bermuda and shall not give rise to legal proceedings in any jurisdiction other than Bermuda.

                                          Your faithfully,